As filed with the Securities and Exchange Commission on October 25, 2002

                                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM F-3

                             REGISTRATION STATEMENT
                                      UNDER
                              THE SECURITIES ACT OF
                                      1933

                               ------------------

                      CRYSTALLEX INTERNATIONAL CORPORATION

                      ------------------------------------
             (Exact name of Registrant as specified in its charter)

                      CRYSTALLEX INTERNATIONAL CORPORATION
                      ------------------------------------
                 (Translation of Registrant's name into English)

           Canada                                           98-0152628
--------------------------------                            ----------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Number)



                       579 Richmond Street West, Suite 301
                                Toronto, Ontario
                                 Canada M5Z 1Y6
                                 (416) 203-2448
                                ----------------
                        (Address and telephone number of
                    Registrant's principal executive offices)

                               Marc J. Oppenheimer
                         25 Rockwood Place - Third Floor
                           Englewood, New Jersey 07631
                                 (201) 541-6650
                                ----------------
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            Lawrence W. Koltun, Esq.
                               Koltun & King, P.C.
                        1146 19th Street, N.W., Suite 250
                             Washington, D.C. 20036

        Approximate date of commencement of proposed sale to the public:
      From time to time after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                     [ ]


                         CALCULATION OF REGISTRATION FEE



                                                     Proposed          Proposed
                                                     maximum           maximum
Title of each              Amount                    aggregate         aggregate        Amount of
class of securities        to be                     price per         offering         registration
to be registered           registered (1)            share (2)         price (2)        fee
----------------           -----------------         --------------    --------------   ------------

Common Shares              11,340,659 shares          $1.65             $18,712,087     $1,721.51
without par value

Common Shares               1,379,083 shares          $2.84             $ 3,916,596     $  360.33
without par value

Common Shares                 492,007 shares          $2.82             $ 1,387,460     $  127.65
without par value

         Total             13,211,749 shares                            $24,016,143     $2,209.49



(1) Pursuant to Rule 416 under the Securities Act of 1933, also includes shares issuable pursuant to antidilution provisions relating to the securities that are convertible or exercisable into common shares being registered hereby.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average high and low price of the Common Shares on the American Stock Exchange as of October 23, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these in any state where the offer or sale is not permitted.

            PROSPECTUS, SUBJECT TO COMPLETION DATED OCTOBER 25, 2002

                      CRYSTALLEX INTERNATIONAL CORPORATION
                       Organized under the Laws of Canada

                            13,211,749 Common Shares

         GCA Strategic Investment Fund Limited, a Bermuda corporation located in Bermuda ("GCA"), and Riverview Group, LLC, a New York limited liability company, may use this prospectus to resell up to an aggregate of 10,551,715 Crystallex common shares to be issued upon their conversion of certain convertible notes and exercise of certain warrants that Crystallex issued to them. Jerry Karel, ISO Profit Sharing Plan & Trust, ABC Retirement Plan & Trust, Walter Nathan, Carl & Associates, Hyla Marrow, Daniel Gooze, Louis Scatigna and Louise E. Todaro (as joint tenants), Lincoln Trust Company FBO Marc Gordon, IRA, Mitchell Mondry, and Michael Miller may use this prospectus to resell up to an aggregate of 2,460,034 Crystallex common shares to be issued upon their conversion of 5.5% convertible debentures and their exercise of certain warrants that Crystallex issued to them in connection with the convertible debentures. Alpine Capital Partners, Inc., a Delaware corporation, may use this prospectus to resell up to 200,000 Crystallex common shares to be issued upon its exercise of warrants that Crystallex has issued to it.

         The selling shareholders may sell all or any portion of these Crystallex common shares in one or more transactions through ordinary brokerage transactions, in private, negotiated transactions, or through any other means described in the section entitled "Plan of Distribution" beginning on page 14. Crystallex will not receive any sales proceeds when these selling shareholders convert their convertible notes or convertible debentures or sell their common shares, but Crystallex will receive the exercise price of any warrants that the selling shareholders exercise.

         Crystallex lists the common shares for trading on The American Stock Exchange and on The Toronto Stock Exchange under the symbol KRY.

                   IT MAY BE RISKY TO PURCHASE THE COMMON SHARES. SEE "RISK FACTORS" ON PAGE 4.

         The complete address and telephone number of Crystallex's principal executive offices are 579 Richmond Street West, Suite 301, Toronto, Ontario, Canada M5Z 1Y6, telephone number (416) 203-2448.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               *       *      *

               The date of this prospectus is          , 2002.

                                TABLE OF CONTENTS
                                -----------------


ITEM                                                                        PAGE
----                                                                        ----


RISK FACTORS                                                                  4

HOW TO OBTAIN MORE INFORMATION                                                4

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST CRYSTALLEX                        6

FORWARD-LOOKING STATEMENTS                                                    6

CAPITALIZATION AND INDEBTEDNESS                                               7

RECENT PRICE HISTORY                                                          8

SHARE CAPITAL                                                                 8

THE SECURITIES BEING OFFERED                                                  9

USE OF PROCEEDS                                                              13

DESCRIPTION OF SECURITIES TO BE REGISTERED                                   13

PLAN OF DISTRIBUTION                                                         14

SELLING SHAREHOLDER                                                          16

LEGAL MATTERS                                                                19

EXPERTS                                                                      19

         You should rely only on the information contained in this prospectus and the information incorporated into this prospectus by reference (see "Incorporation of Documents by Reference") and not upon anything else in deciding whether to purchase the common shares offered through this prospectus. Neither Crystallex nor any of the selling shareholders will authorize providing you with any other information in connection with your purchase. This prospectus does not offer to sell or solicit an offer to buy any security other than the common shares that this prospectus offers. In addition, this prospectus does not offer to sell or solicit any offer to buy any common shares to any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction.

         You should not assume that the information contained in this prospectus remains correct after the date of this prospectus.


                                  RISK FACTORS

         Your purchase of the common shares may be risky. In addition to the other information contained in this prospectus or incorporated by reference into this prospectus, please read carefully the risk factors contained in Crystallex's Annual Report on Form 20-F for its Fiscal Year Ended December 31, 2001, before purchasing common shares offered by this prospectus.


                         HOW TO OBTAIN MORE INFORMATION

         We file reports and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W. in Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference rooms. The SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

         We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933 relating to this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference facilities. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

         The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. This information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 12, 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

                  (a) Crystallex's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, filed under Section 13 of the Securities Exchange Act.

                  (b) All other reports filed by Crystallex under Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to in (a) above.

                  (c) The description of Crystallex's common shares without par value contained in Crystallex's registration statement under Section 12(b) of the Securities Exchange Act on Form 8-A (Registration No. 1-14620).

                  (d) Crystallex's registration statement under Section 12(b) of the Securities Exchange Act on Form 8-A of rights to acquire Crystallex's common shares (Registration No. 1-14620).

                  (e) The Reports of Foreign Issuer on Form 6-K submitted to the SEC on April 1, 2002, on June 4, 2002, on July 1, 2002, on July 23, 2002, on July 26, 2002, on August 29, 2002, on September 9, 2002, on
         September 12, 2002, on September 17, 2002, on October 1, 2002, on October 2, 2002, and on October 10, 2002. Crystallex's report submitted on April 1, 2002 contains its unaudited financial statements for the quarter ended December 31, 2001 as well as its audited financial statements for the year ended December 31, 2001, the report submitted on June 4, 2002, contains its unaudited financial statements for the quarter ended March 31, 2002, and the report submitted on, August 29, 2002, contains its unaudited financial statements for the quarter ended June 30, 2002.

                  (f) All subsequent annual reports filed by Crystallex on Form 20-F, Form 40-F, or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by Crystallex under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act, after the date of this prospectus and before the termination of the offering are deemed incorporated by reference into and be a part of this prospectus from the date of filing such documents.

         Crystallex may incorporate by reference into this prospectus any Form 6-K that it submits to the SEC under Sections 12, 13, 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the offering is completed, and make that Form

6-K a part of this prospectus from the date it files the form, but only to the extent that Crystallex identifies in the Form 6-K that it is being incorporated by reference into this prospectus.

         Crystallex will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that Crystallex incorporates by reference in this prospectus but is not delivered with the prospectus, free of charge by contacting Crystallex's Secretary, orally or in writing, at our principal offices, which are located at 579 Richmond Street West, Suite 301, Toronto, Ontario, Canada M5Z 1Y6, telephone number (416) 203-2448, or by contacting investor relations at info@crystallex.com. However, Crystallex will not provide a copy of exhibits to items that it incorporates by reference unless it specifically incorporates those exhibits by reference.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling shareholder is not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. This prospectus does not offer to you any security other than the common shares that this prospectus specifically offers. Information contained on our Web site is not a part of this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

             ENFORCEABILITY OF CIVIL LIABILITIES AGAINST CRYSTALLEX

         The enforcement by purchasers of the common shares offered in this prospectus of civil liabilities under the federal securities laws of the United States may be adversely affected by the fact that Crystallex is a Canadian corporation, many of its directors and shareholders are residents of Canada, and the majority of Crystallex's assets and all or a substantial portion of the assets of such other persons are located outside the United States. As a result, it may be difficult for purchasers to effect service of process within the United States upon such persons or to realize against them in the United States upon judgments of courts of the United States predicated upon civil liabilities under securities laws of the United States. McCarthy Tetrault, Canadian counsel for Crystallex, has advised it that there is doubt as to the enforceability in Canada against Crystallex or its directors or officers who are not residents of the United States in original actions or in actions for enforcement of judgments of United States courts of liabilities predicated upon federal securities laws of the United States.


                           FORWARD-LOOKING STATEMENTS

         All statements other than statements of historical fact included in this prospectus regarding Crystallex's financial position, business strategy and plans and objectives of management of Crystallex for future operations, are forward-looking statements. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to Crystallex or its management, identify forward-looking statements. These forward-looking statements are based on the beliefs of Crystallex's management, as well as assumptions made by and information currently available to Crystallex's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as those disclosed under "Risk Factors" in Crystallex's Annual Report on Form 20-F (incorporated into this prospectus by reference), including but not limited to, competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization and trade difficulties and general economic conditions. Such statements reflect the current views of Crystallex with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, and growth strategy of Crystallex. All subsequent written and oral forward-looking statements attributable to Crystallex or persons acting on its behalf are expressly qualified in their entirety by this paragraph.


                         CAPITALIZATION AND INDEBTEDNESS
                              AS OF AUGUST 31, 2002
                                    (in CDN$)



                                                       Actual(1)       As Adjusted (1)(2)
                                                     ------------      ------------------

Debt
----
   Current portion of long term debt                 $  4,832,280         $  4,832,280
   Total long-term debt, net of current portion        16,033,918           34,884,486
                                                     ------------         ------------

Total Debt                                           $ 20,866,198         $ 39,716,766
                                                     ============         ============

Stockholders' equity
--------------------
 Common shares (unlimited shares
    authorized - 85,539,247 issued and
    outstanding on actual and
     as adjusted)                                    $184,755,143         $184,755,143
 Equity component of convertible notes                     94,997               94,997
 Cumulative translation adjustment                     (5,339,883)          (5,339,883)
 Deficit                                              (27,583,171)         (27,583,171)
                                                     ------------         ------------

Total Stockholders' Equity                           $151,927,086         $151,927,086
                                                     ============         ============

Total Capitalization                                 $172,793,284         $191,643,852
                                                     ============         ============


------------------------
(1) Does not include the exercise into Crystallex common shares of any options or warrants or conversion into Crystallex common shares of any convertible instruments outstanding as of August 31, 2002 or that may be issued thereafter.
(2) Includes the US$12.093 million of convertible notes and convertible debentures issued to the selling shareholders. See "The Securities Being Offered."


                              RECENT PRICE HISTORY

         The discussion contained in this section is based upon information provided by the Toronto Stock Exchange or American Stock Exchange, as applicable. For the year ended December 31, 2001, Crystallex common shares traded at a high of CDN$3.45 and a low of CDN$0.99 on the Toronto Stock Exchange and a high of US$2.20 and a low of US$0.68 on the American Stock Exchange. The following tables presents additional closing price information:

                              TORONTO STOCK EXCHANGE    AMERICAN STOCK EXCHANGE
                                     CDN $                       US$
--------------------------------------------------------------------------------
                                 HIGH       LOW            HIGH        LOW
--------------------------------------------------------------------------------
  FISCAL QUARTER ENDED
--------------------------------------------------------------------------------
   December 31, 2001             3.33       1.80           1.97       1.17
--------------------------------------------------------------------------------
     March 31, 2002              3.30       2.53           2.10       1.59
--------------------------------------------------------------------------------
     June 30, 2002               3.79       2.10           2.46       1.26
--------------------------------------------------------------------------------
   September 30, 2002            3.85       2.02           2.46       1.28
--------------------------------------------------------------------------------
      MONTHS ENDED
--------------------------------------------------------------------------------
     April 30, 2002              3.24       2.10           2.03       1.25
--------------------------------------------------------------------------------
      May 31, 2002               3.79       2.30           2.46       1.46
--------------------------------------------------------------------------------
     June 30, 2002               3.50       2.68           2.36       1.72
--------------------------------------------------------------------------------
     July 31, 2002               3.00       2.02           1.83       1.28
--------------------------------------------------------------------------------
    August 31, 2002              2.80       2.21           1.82       1.37
--------------------------------------------------------------------------------
   September 30, 2002            3.85       2.25           2.46       1.44
--------------------------------------------------------------------------------

                                  SHARE CAPITAL

         As of October 18, 2002, Crystallex had 88,104,050 shares outstanding. None of the shares are held in treasury or by its subsidiaries. More than 10% of these shares have been issued in connection with the acquisition of property.

         As of October 18, 2002, Crystallex had outstanding options and warrants to acquire 19,590,626 common shares at exercise prices ranging from US$0.55 to US$2.84. It also had outstanding approximately US$14,393,000 principal amount of convertible notes or convertible debentures that are convertible into Crystallex common shares. The above amount includes the convertible notes, convertible debentures, and warrants issued to the selling shareholders in September and October, 2002.

         Since December 31, 2001, Crystallex has issued the securities described below, in addition to those described in documents that Crystallex incorporates by reference (see "How to Obtain More Information"):

         o Convertible Promissory Notes in the principal amount of US$3,000,000, together with warrants to acquire an additional 824,214 common shares at an exercise price of US$2.68 per share, issued to GCA on June 20, 2002.

         o Convertible Notes in the principal amount of US$9.2 million, together with warrants to acquire an additional 1,179,083 common shares at an exercise price of US$2.84 per share, issued to GCA and to Riverview as of September 25, 2002. See "The Securities Being Offered."

         o Warrants to acquire 200,000 common shares at an exercise price of US$2.84 per share issued to Alpine Capital Partners, Inc. in connection with the sale of convertible notes and warrants to GCA and to Riverview. See "The Securities Being Offered."

         o Convertible debentures in the principal amount of US$2.893 million, together with warrants to acquire an additional 492,007 common shares at an exercise price of US$2.82 per share, issued to the remaining selling shareholders as of September 23, 2002. See "The Securities Being Offered."

         o 52,500 special warrants, each of which allow the holder to acquire one common share for no additional consideration.

         The Board of Directors has authorized the issuance of the shares covered by this Registration Statement.


                          THE SECURITIES BEING OFFERED

         GCA and Riverview are using this prospectus to resell up to an aggregate of 9,372,632 Crystallex common shares that GCA and Riverview will receive upon the conversion of 4% convertible notes and up to an aggregate of 1,179,083 Crystallex common shares upon the exercise of common share purchase warrants that Crystallex has issued to GCA and to Riverview. Jerry Karel, ISO Profit Sharing Plan & Trust, ABC Retirement Plan & Trust, Walter Nathan, Carl & Associates, Hyla Marrow, Daniel Gooze, Louis Scatigna and Louise E. Todaro (as joint tenants), Lincoln Trust Company FBO Marc Gordon, IRA, Mitchell Mondry, and Michael Miller are using this prospectus to resell up to an aggregate of 1,968,027 Crystallex common shares that they will receive upon their conversion of 5.5% convertible debentures that Crystallex issued to them in September, 2002, and up to an aggregate of 492,007 common shares upon their exercise of warrants that Crystallex issued to them in connection with the convertible debentures. Alpine Capital Partners are using this prospectus to resell up to 200,000 Crystallex common shares to be issued upon its exercise of warrants that Crystallex has issued to it. All of these shares shall be registered form rather than bearer shares.

SECURITIES TO BE OFFERED BY GCA AND RIVERVIEW

         Crystallex has issued notes and warrants to GCA and Riverview in connection with money that it borrowed from them. The terms of the financing arrangement are described in this section. The exact number of Crystallex common shares which GCA and Riverview will receive on the conversion of the notes will depend upon the market price of Crystallex common shares at the time of conversion.

Convertible Notes
-----------------

         Under the terms of subscription agreements entered into as of September 25, 2002, GCA and Riverview purchased an aggregate of US$9.2 million principal amount of Crystallex 4% convertible notes, together with related warrants to purchase up to an aggregate of 1,179,083 Crystallex common shares. PLEASE NOTE THAT CRYSTALLEX IS NOT OFFERING OR SELLING ANY CONVERTIBLE NOTES OR WARRANTS BY THIS PROSPECTUS.

         As part of the purchase of notes, Crystallex has issued warrants to GCA and to Riverview. The number of common shares that GCA and Riverview may purchase when exercising these warrants was equal to 25% of the number of common shares that Crystallex would have issued on September 25, 2002 if GCA and Riverview had fully converted the convertible notes issued on that date. In addition, Riverview has an option until October 25, 2002, to purchase an additional US$2,000,000 of Convertible Notes on the same terms and condition together with that number of warrants to purchase common shares equal to 25% of the number of common shares that would be issued on conversion of the principal amount of those additional Convertible Notes purchased if those Convertible Notes were converted in full on the date of the purchase. This prospectus includes the additional common shares if Riverview purchases such additional convertible notes and warrants and converts and exercises such securities.

         Crystallex has authorized the issuance of the common shares to GCA and to Riverview as described in this prospectus.

         The holder may convert a convertible note at any time until the earlier of three years from the date of issuance or their earlier redemption by Crystallex. The parties agreed that the number of shares issued on conversion is determined by:

o dividing the principal amount of the convertible notes plus accrued and unpaid interest through the date of conversion by

o the lower of (i) US$2.25 or (ii) 95% of the average of the three lowest volume weighted average sales prices per share for the common shares for the ten consecutive trading days immediately preceding such date on the American Stock Exchange, each as reported on Bloomberg, LP as at the close of business on the business day immediately prior to the date the notice of conversion is given.

         The convertible notes are redeemable at Crystallex's option after March 25, 2004, at the option of the holder on an event of default under the convertible note, or at Crystallex's option in the event that the conversion limit (as discussed below) is reached. The redemption price is equal to the greater of :

o        120% of the principal amount of the Notes to be redeemed:

                                       OR

o        1. the number of common shares into which the convertible notes are then convertible,

                                      times

         2. the average closing bid price on the American Stock Exchange of the common shares for the five trading days immediately prior to the date upon which the notice of redemption is given,

                                      plus

         3. accrued and unpaid interest on the principal amount of the convertible notes to be redeemed up to but excluding the date fixed for redemption.

If the aggregate shares issuable upon conversion of the convertible notes and exercise of the warrants exceed the lesser of (the "conversion limit"):

         A. 20% of Crystallex's then issued and outstanding common shares, another limit as imposed by the American Stock Exchange, or a greater number of common shares approved by Crystallex's shareholders, or

         B.  the limits imposed by the Toronto Stock Exchange,

Crystallex shall, within 90 days and at its option, either obtain approval of its shareholders for such issuance (or obtain a waiver from the American Stock Exchange or the Toronto Stock Exchange, where shareholder approval would otherwise be required) or redeem the notes and warrants.

Warrants
--------

         Each of the warrants is exercisable into one Crystallex common share. The warrants have a strike price equal to US$2.84. The warrants are redeemable, at the option of the holder, where any specified conditions prevent the holder from exercising the warrant into shares or trading the shares issuable upon the warrants' exercise or in the event that the conversion limit is reached (unless Crystallex shareholders or the American and/or Toronto Stock Exchanges, as required, approve an increase in the conversion limit). The warrants expire upon the second anniversary of their issuance.

         The maximum number of shares that GCA or Riverview (either singularly or as part of a group) may receive on conversion of a convertible note or exercise of a warrant may not exceed at any one time an amount equal to the remainder of

o 4.99% of Crystallex's then issued and outstanding common shares following the conversion or exercise minus

o the number of common shares that it then owns (exclusive of shares beneficially owned due to ownership of warrants).

This limit will not be effective if there is an event of default which Crystallex does not cure within 10 business days. Crystallex is not obligated to honor any such conversion or exercise if, after giving effect to the issuance of shares, Crystallex would not be in compliance with applicable American Stock Exchange or Toronto Stock Exchange regulations.

SECURITIES TO BE OFFERED BY ALPINE CAPITAL PARTNERS

         Crystallex agreed to pay to Alpine Capital Partners an advisory fee in connection with the sale of the convertible notes and warrants to Riverview. The fee is equal to US$285,000 in cash, and, in addition, Crystallex issued to Alpine Capital Partners common share purchase warrants, which expire two years after their issuance, to acquire an aggregate of 200,000 common shares at an exercise price of US$2.84 per share.

         Crystallex also agreed to indemnify Alpine Capital Partners against liabilities arising in connection with the sale to Riverview, except for liabilities derived from Alpine Capital Partners' willful misconduct, recklessness, bad faith, or gross negligence.

SECURITIES TO BE OFFERED BY THE REMAINING SELLING SHAREHOLDERS

         Under the terms of purchase agreements entered into as of September 23, 2002, Jerry Karel, ISO Profit Sharing Plan & Trust, ABC Retirement Plan & Trust, Walter Nathan, Carl & Associates, Hyla Marrow, Daniel Gooze, Louis Scatigna and Louise E. Todaro (as joint tenants), Lincoln Trust Company FBO Marc Gordon, IRA, Mitchell Mondry, and Michael Miller purchased an aggregate of US$2.893 million principal amount of Crystallex 5.5% convertible notes, together with related warrants to purchase up to an aggregate of 492,007 Crystallex common shares. Each of these selling shareholders provided Crystallex with their notice to convert their convertible debentures as of September 23, 2002, into an aggregate of 1,968,027 Crystallex common shares at a conversion price of US$1.47 per share. PLEASE NOTE THAT CRYSTALLEX IS NOT OFFERING OR SELLING ANY CONVERTIBLE DEBENTURES OR WARRANTS BY THIS PROSPECTUS.

         Each Warrant is exercisable for three (3) years into one common share and has a strike price of US$2.82. The Indenture for the warrants contains provisions that adjust the exchange rate in certain events, such as Crystallex's issuing common shares at a price lower than the warrants' exercise price, or issuing securities convertible or exercisable into common shares at a price lower than the Warrants' exercise price.


                                 USE OF PROCEEDS

         Crystallex has received approximately US$12,093,000 (before cash brokerage commissions of US$285,000 payable to Alpine Capital Partners) from the sale of the convertible notes, convertible debentures, and related warrants. Crystallex will not receive any of the proceeds from the sale of the shares issuable on the conversion of the convertible notes, from the sale of the shares issued upon the conversion of the convertible debentures, or from the sale of the shares issuable on the exercise of the warrants issued to the selling shareholders. Crystallex will receive the exercise price if the selling shareholders exercises any warrants that Crystallex issues them. Crystallex will receive approximately US$ 5,304,000 million if the selling shareholders fully exercise all 1,871,090 of the warrants issued to them.

         Crystallex sold the convertible notes, convertible debentures, and related warrants in order to provide partial payment of the US$15 million purchase price of certain national assets in connection with the Las Cristinas properties in Venezuela.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

         Crystallex is authorized to issue an unlimited number of common shares without par value, an unlimited number of Class "A" preference shares and an unlimited number of Class "B" preference shares. As at October 18, 2002, it had issued and outstanding 88,104,050 common shares, no Class "A" preference shares, and no Class "B" preference shares. Each common share entitles the holder to dividends if, as and when declared by the directors, to one vote at all meetings of holders of common shares and to participate ratably in any distribution of Crystallex's assets upon liquidation, dissolution or winding up, subject to the prior rights of holders of shares ranking in priority to the common shares.

         See "The Securities Being Offered" for a discussion of the convertible notes and warrants that Crystallex may issue and which are convertible and exercisable into common shares.


                              PLAN OF DISTRIBUTION

         Crystallex is registering the resale of common shares that (i) Crystallex will issue to GCA and Riverview upon their conversion of convertible notes or exercise of warrants, (ii) the resale of common shares that Crystallex will issue to Alpine Capital Partners upon its exercise of warrants, and (iii) the remaining selling shareholders received upon the conversion of their convertible debentures and that they will receive upon their exercise of warrants. See "The Securities Being Offered." Crystallex will not receive any sales proceeds when the selling shareholders resell their shares. As used in this section of the prospectus, "selling shareholders" include donees and pledgees selling common shares received from a selling shareholders after the date of this prospectus. All costs, expenses and fees in connection with the registration of the common shares offered by this prospectus will be borne by Crystallex. Brokerage commissions and similar selling expenses, if any, attributable to the sale of common shares will be borne by the selling shareholders. Sales of common shares may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions) on the American Stock Exchange or on any other exchange (other than Canadian exchanges) in which the common shares are listed. They can sell the shares in negotiated transactions, through put or call options transactions relating to the common shares, through short sales of common shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. These transactions may or may not involve brokers or dealers.

         GCA and Riverview individually have agreed that, if they wish to sell a block of common shares (other than through a stock exchange) which represents 5% or more of the issued and outstanding Crystallex common shares, they will first offer to sell those shares to a person or persons that Crystallex designates at a price and on the same terms and conditions as GCA and Riverview wish to sell those shares. If the persons that Crystallex designates does not accept the offer within 24 hours, GCA and Riverview may then sell those shares on a basis which is not more advantageous to a buyer than the terms provided to Crystallex's designees.

         The selling shareholders may sell the shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders and any broker-dealer that acts in connection with the sale of common shares may be deemed "underwriters" within the meaning of Section 2(a)(11) of the Securities Act of 1933, and any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals are underwriting discounts or commissions under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common shares against certain liabilities, including liabilities arising under the Securities Act.

         Because a selling shareholder may be an "underwriter" within the meaning of Section (2)(a)(11) of the Securities Act, he, she, or it will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the American Stock Exchange under Rule 153 of the Securities Act. Crystallex has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act may apply to its sales in the market.

         Crystallex anticipates that each selling shareholder will offer for sale all of the common shares that he, she, or it acquires. See "The Securities Being Offered." Because it is possible that a significant number of common shares could be sold, these sales, or the possibility of these sales, may have a depressive effect on the market price of Crystallex's common shares.

         To comply with the securities laws of certain jurisdictions, if applicable, the common shares will be offered or sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the common shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         Crystallex agreed to pay all expenses of registering under the Securities Act and applicable state securities laws, if required, the shares that the selling shareholders may resell. These expenses include, among others, SEC filing fees and expenses to comply with any applicable state securities or "blue sky" laws, printing expenses, fees and disbursements of Crystallex's counsel, and reasonable expenses of one counsel for all of the selling shareholders. However, the selling shareholders will pay all underwriting discounts and selling commissions, if any, that they may incur in reselling the shares. Crystallex agreed to indemnify the selling shareholders against certain civil liabilities, including certain liabilities under the Securities Act, arising from or relating to any untrue statement or alleged untrue statement of any material fact contained in the registration statement encompassing this prospectus, in this prospectus, or in any amendment or supplement to the registration statement or prospectus, or for the omission or alleged omission to state a material fact required to be stated in those documents.

         The following table sets forth Crystallex's estimated expenses in connection with this offering:

         Securities and Exchange Commission registration fee...    $   1,943
         Accountants' fees and expenses........................        2,000
         Legal fees and expenses...............................      100,000
         Printing and engraving expenses and copying expenses..        5,000
         Transfer agent's fees and expenses....................        2,000
         Placement Fee.........................................      285,000 (1)
         Miscellaneous.... ....................................        4,057
                                                                   ---------

                  Total........................................    $ 400,000
                                                                   =========

(1) Does not include warrants issued to Alpine Capital Partners.


                              SELLING SHAREHOLDERS

         The following table sets forth the name and address of each selling shareholder, the number of common shares that each selling shareholder beneficially owned prior to the commencement of this offering, the number of common shares that may be offered by each selling shareholder, and the number of common shares to be owned by each selling shareholder after the offering. The table assumes that Crystallex has issued as of October 18, 2002, upon the exercise of warrants described in "The Securities Being Offered," all of the common shares that it has authorized for issuance to the selling shareholders. The table also assumes that Crystallex has issued to GCA and to Riverview all of the common shares that it has authorized to issue to them, assuming the conversion of the convertible notes as of October 18, 2002, and notwithstanding the 4.99 percent limitation on conversions of convertible notes or exercise of warrants. See "Securities Being Offering - Securities to be Offered By GCA and Riverview - Warrants." The table further assumes that all of the selling shareholders, other than GCA, Riverview, and Alpine Capital Partners, converted all of their convertible debentures into an aggregate of 1,968,027 Crystallex common shares. See "The Securities Being Offered." The table also assumes that the selling shareholders sell all common shares offered by this prospectus. The number of common shares that Crystallex may issue to GCA and Riverview and that they may actually sell will depend upon a number of factors, including, among other things, the market price of Crystallex's common shares. See "The Securities Being Offered."

         The table below sets forth information as of October 18, 2002. The percentage indicated for the selling shareholder is based on 88,104,050 common shares issued and outstanding as of October 18, 2002. All information concerning beneficial ownership is to the best of Crystallex's belief.


                                         Common                                Common                          Common
                                       Shares Owned                        Shares Offered                   Shares Owned
                                      Before Offering                        in Offering                   After Offering
Name of Shareholder               Number           Percent             Number          Percent          Number       Percent
-------------------               ------           -------             ------          -------          ------       -------

GCA Strategic                   7,465,997(1)        7.8%(1)           4,014,241(2)      4.4%(2)        4,953,997       5.2%
Investment Fund Limited
c/o Prime Management
Mechanics Building
12 Church Street
Hamilton HM11
Bermuda

Riverview Group, LLC            4,090,972(1)        4.4%(1)           6,537,474(2)      6.9%(2)            0             0%
666 Fifth Avenue
8th Floor
New York, New York
10103

Alpine Capital Partners,          200,000            *                  200,000         *                  0            *
         Inc.
570 Lexington Avenue
32nd Floor
New York, New York
10022

Jerry Karel                       586,870            *                  382,653         *                204,217       *
2180 Painter's Lake Road
Highland Park, Illinois
60035

ISO Profit Sharing Plan &        861,869             *                  382,653         *                479,216       *
         Trust, 2180
 2180 Painter's Lake Road
Highland Park, Illinois
60035

ABC Retirement Plan              191,326             *                  191,326         *                  0           *
         & Trust
Attn: Richard Sacks
707 Skokie Blvd. #200
Northbrook, Illinois  60062

Walter Nathan                    677,505             *                  314,626        *                 362,889       *
680 Lake Shore Drive
#1602
Chicago, Illinois  60611




                                                  Common                     Common                     Common
                                               Shares Owned              Shares Offered               Shares Owned
                                              Before Offering              in Offering               After Offering
Name of Shareholder                        Number        Percent        Number      Percent       Number      Percent
-------------------                        ------        -------        ------      -------       ------      -------

Carl & Associates                         1,267,770        1.4%         425,170        *          842,600        *
63 Hunting Ridge Road
Greenwich, Connecticut
06831

Daniel Gooze                                340,550        *            125,850        *          214,700        *
24 Ravin Oaks
Highland Park, Illinois
60035

Michael Miller                              240,068        *            170,068        *           70,000        *
425 Brierhill Road
Deerfield, Illinois
60015

Louis Scatigna and                          163,768        *             85,034        *           78,734        *
   Louise E. Todaro,
   Joint Tenants
c/o ACM Investments
4667 Highway 9
Howell, New Jersey
07731

Lincoln Trust Company                       212,585        *            212,585        *                0        *
     FBO Marc Gordon, IRA
6312 S. Fiddler's Green Circle
Suite 400E
Englewood, Colorado
80111

Hyla Marrow                                 285,034        *             85,034        *          200,000        *
235 East 87th Street
New York, New York
10128

Mitchell Mondry                             127,534        *             85,034        *           42,500        *
1056 Glengarry Circle West
Bloomfield Hills, Michigan
48301


----------------

(1) Assumes that Crystallex has issued to GCA and to Riverview all of the common shares that it has authorized to issue to them, assuming the conversion of the convertible notes as of October 18, 2002, and notwithstanding the 4.99 percent limitation on conversions of convertible notes or exercise of warrants.

(2) Assumes that GCA and Riverview convert their convertible debentures into the maximum number of common shares allocable to them in this prospectus, and notwithstanding the 4.99 percent limitation on conversions of convertible notes or exercise of warrants. See "The Securities Being Offered."

* Less than 1%.

         GCA is the ultimate beneficial owner of the common shares listed above next to its name and, through its board of directors, has the sole voting power to vote the shares. The person having sole voting power over the GCA shares, including the sole voting power over the Crystallex common shares that GCA may hold, is Prime Management Limited, a Bermuda corporation located in Bermuda. Joe Kelly, a Bermuda resident, has the sole voting power over Prime Management. Global Capital Advisors, LLC, GCA's investment advisor, together with GCA's board of directors, has sole investment decision authority over the securities owned by GCA.

         Colony Park Financial Services, LLC, an affiliate of GCA, provides investment banking/advisory services to Crystallex pursuant to an agreement entered into in June, 2002.

                                  LEGAL MATTERS

         Crystallex's counsel, McCarthy Tetrault, LLP, Barristers & Solicitors, Toronto, Ontario, Canada, has issued a legal opinion to Crystallex that Crystallex has or will validly issue the shares offered under this prospectus and has also advised Crystallex on matters set forth in "Enforceability of Civil Liabilities Against Crystallex." Attorneys of McCarthy Tetrault participating in this offering on behalf of such firm own, in the aggregate, 19,500 Crystallex common shares.

                                     EXPERTS

         The consolidated financial statements and schedules of Crystallex as of December 31, 2001, 2000, and 1999, and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of Davidson and Company, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. Davidson's address is Stock Exchange Tower, 609 Granville Street, Suite 1260, Vancouver, British Columbia, Canada V7Y1G6.

         Crystallex's Annual Report on Form 20-F for the fiscal year ended December 31, 2001, which is incorporated in this registration statement and prospectus by reference, contains one or more statements, reports, or other information attributed to each of the following persons as experts in the field of mining engineering:

         o Mine Development Associates, 210 South Rock Boulevard, Reno, Nevada 89502
         o Micon International Limited, Suite 900-390 Bay Street, Toronto, Ontario, Canada M5H2Y2
         o Mineral Resources Development, Inc., 1710 South Amphlett Blvd, San Mateo, California 94402

         Each of the above experts is a full service mine engineering company offering a full range of mining consulting services worldwide encompassing all aspects of mining ranging from original prospect evaluation through feasibility and project development and into production.

         The statements, reports, or other information from Davidson, Mine Development Associates, Micon International Limited, and Mineral Resources Development, Inc. are incorporated in this registration statement and prospectus with the consent of each of these experts.



                     [remainder of page intentionally blank]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.  Indemnification of Directors and Officers

         Under the Canadian Business Corporation Act ("CBCA"), in exercising their powers and performing their functions, each member of Crystallex's Board of Directors is required to act honestly and in good faith and with a view to the best interests of Crystallex. Under the CBCA, Crystallex has broad power to indemnify, and under certain circumstances is required to indemnify, its directors and officers against liabilities that they may incur while serving as directors or officers of Crystallex, including liabilities arising under the Securities Act, provided that they acted honestly and in good faith with a view to the best interests of Crystallex, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing the conduct was lawful.

         In addition, Crystallex has agreed to indemnify each of Crystallex's directors against any liabilities arising from his actions in his capacity with Crystallex, provided that he acted honestly and in good faith with a view to the best interests of Crystallex and, in the case of a criminal or administrative act or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. Crystallex has also agreed to indemnify Marc J. Oppenheimer (Crystallex's President, Chief Executive Officer, and a director) against any liabilities arising from his acting in his capacity with Crystallex to the fullest extent permitted under the Business Corporation Act of New Jersey (the state where Mr. Oppenheimer resides) or the laws of Canada.

         Crystallex also maintains an insurance policy for directors and officers insuring them against certain liabilities incurred by them in the performances of their duties, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Crystallex has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Crystallex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Crystallex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 9.  Exhibits

         The following are filed herewith as part of this Registration
Statement:

     EXHIBIT NO.                            EXHIBIT
     -----------                            -------

5 Opinion of McCarthy Tetrault as to the legality of the securities being registered

23.1       Consent of Davidson & Company

23.2 The consent of McCarthy Tetrault to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5

23.3(1)    Consent of Mine Development Associates

23.4(1)    Consent of Micon International

23.5(2)    Consent of Mineral Resources Development, Inc.

24         Power of Attorney (contained as part of the Signature Pages)

99.1 Form of Subscription Agreement (without schedules thereto) dated September 25, 2002 between the registrant and GCA Strategic Investment Fund Limited and between the registrant and Riverview Group, LLC for the purchase of securities convertible or exercisable into the securities registered herein.

99.2       Form of Note Indenture dated as of September 25, 2002.

99.3       Form of Warrant Indenture dated as of September 25, 2002.

99.4       Form of Purchase Agreement dated as of September 23, 2002.

99.5       Form of Convertible Debenture dated as of September 23, 2002.

99.6       Form of Warrant dated as of September 23, 2002.

99.7 Letter dated September 25, 2002 between the registrant and Alpine Capital Partners, Inc.
------

(1) Filed as Exhibits 23.3 and 23.4, respectively, with Pre-Effective Amendment No. 1 to Registration Statement No. 333-13838, filed on October 19, 2001.

(2) Filed as Exhibit 23.5 with Post-Effective Amendment No. 3 to Registration Statement No. 333-10014, filed on May 29, 2002.

ITEM 10.  Undertakings

(a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 C.F.R. 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (17 C.F.R. 239.33), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or 17 C.F.R. 210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                  [remainder of page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 22nd day of October, 2002.

                    CRYSTALLEX INTERNATIONAL CORPORATION


                    By: /s/ Marc J. Oppenheimer
                    ---------------------------
                    MARC J. OPPENHEIMER
                    PRESIDENT, PRINCIPAL EXECUTIVE OFFICER
                    AND AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

                    DATE:  OCTOBER 22, 2002


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert A. Fung or Marc J. Oppenheimer, or any one of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form F-3, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                     Title                         Date
---------                                     -----                         ----
/s/ Robert A. Fung                     Chairman and Director            October 22, 2002
---------------------------
ROBERT A. FUNG


/s/ Marc J. Oppenheimer                  President, Principal           October 22, 2002
---------------------------        Executive Officer and Director
MARC J. OPPENHEIMER

/s/ Michael Brown                             Director                  October 22, 2002
---------------------------
MICHAEL BROWN


                                              Director                  October ___, 2002
---------------------------
ENRIQUE TEJERA-PARIS


/s/ C. William Longden                        Director                  October 22, 2002
---------------------------
C. WILLIAM LONGDEN


/s/ David I. Matheson                         Director                  October 22, 2002
---------------------------
DAVID I. MATHESON


/s/ Harry J. Near                             Director                  October 22, 2002
---------------------------
HARRY J. NEAR


/s/ Daniel R. Ross                            Director                  October 22, 2002
---------------------------
DANIEL R. ROSS


/s/ Armando F. Zullo                          Director                  October 22, 2002
---------------------------
ARMANDO F. ZULLO


/s/ Borden D. Rosiak                Principal Financial Officer         October 22, 2002
---------------------------           and Principal Accounting
BORDEN D. ROSIAK                               Officer


EXHIBIT INDEX

     EXHIBIT NO.                            EXHIBIT
     -----------                            -------

5 Opinion of McCarthy Tetrault as to the legality of the securities being registered

23.1       Consent of Davidson & Company

23.2 The consent of McCarthy Tetrault to the use of its opinion as an exhibit to this Registration Statement is included in its opinion filed herewith as Exhibit 5

23.3(1)    Consent of Mine Development Associates

23.4(1)    Consent of Micon International

23.5(2)    Consent of Mineral Resources Development, Inc.

24         Power of Attorney (contained as part of the Signature Pages)

99.1 Form of Subscription Agreement (without schedules thereto) dated September 25, 2002 between the registrant and GCA Strategic Investment Fund Limited and between the registrant and Riverview Group, LLC for the purchase of securities convertible or exercisable into the securities registered herein.

99.2       Form of Note Indenture dated as of September 25, 2002.

99.3       Form of Warrant Indenture dated as of September 25, 2002.

99.4       Form of Purchase Agreement dated as of September 23, 2002.

99.5       Form of Convertible Debenture dated as of September 23, 2002.

99.6       Form of Warrant dated as of September 23, 2002.

99.7 Letter dated September 25, 2002 between the registrant and Alpine Capital Partners, Inc.

------

(1) Filed as Exhibits 23.3 and 23.4, respectively, with Pre-Effective Amendment No. 1 to Registration Statement No. 333-13838, filed on October 19, 2001.

(2) Filed as Exhibit 23.5 with Post-Effective Amendment No. 3 to Registration Statement No. 333-10014, filed on May 29, 2002.